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                                                                    Exhibit 3.47

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                                     MINUTES

                                       AND

                                     BY LAWS




                                       OF




                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF DELAWARE




                                   LAW OFFICES
                                       OF




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                                    BY - LAWS

                                       of


                                    KNBQ INC.



                               ARTICLE I - OFFICES

         SECTION I. REGISTERED OFFICE. --The registered office shall be established and maintained at 229 South State Street, Dover, in the County of Kent, in the State of Delaware.

         SECTION 2. OTHER OFFICES. --The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                      ARTICLE II - MEETING OF STOCKHOLDERS

         SECTION I. ANNUAL MEETINGS. --Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Delaware on


         If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.


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         SECTION 2. OTHER MEETINGS. -- Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

         SECTION 3. VOTING. -- Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

         SECTION 4. STOCKHOLDER LIST. -- The officer who has charge of the stock ledger of the corporation shall at least 10 days before each meeting of stockholders prepare a complete alphabetical addressed list of the stockholders entitled to vote at the ensuing election, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

         SECTION 5. QUORUM. -- Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.


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         SECTION 6. SPECIAL MEETINGS. -- Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

         SECTION 7. NOTICE OF MEETINGS. -- Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of the meeting.

         SECTION 8. BUSINESS TRANSACTED -- No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

         SECTION 9. ACTION WITHOUT MEETING. -- Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled by vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.


                             ARTICLE III - DIRECTORS


         SECTION I. NUMBER AND TERM. -- The number of directors shall be NOT LESS THAN 3 nor more than 7. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. The number of directors may not be less than three except that where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders.


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         SECTION 2. RESIGNATIONS. -- Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 3. VACANCIES. -- If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

         SECTION 4. REMOVAL. --- Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

         SECTION 5. INCREASE OF NUMBER. -- The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

         SECTION 6. COMPENSATION. -- Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.


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         SECTION 7. ACTION WITHOUT MEETING. -- Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.


                              ARTICLE IV - OFFICERS

         SECTION I. OFFICERS. -- The officers of the corporation shall consist of a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

         SECTION 2. OTHER OFFICERS AND AGENTS. -- The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

         SECTION 3. CHAIRMAN. -- The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 4. PRESIDENT. -- The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.


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         SECTION 5. VICE-PRESIDENT. -- Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

         SECTION 6. TREASURER. -- The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

         SECTION 7. SECRETARY. -- The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any assistant secretary.

         SECTION 8. ASSISTANT TREASURERS & ASSISTANT SECRETARIES. -- Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.


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                                    ARTICLE V


         SECTION 1. CERTIFICATES OF STOCK. -- Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as other wise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

         SECTION 2. LOST CERTIFICATES. -- New certificates of stock may be issued in the place of any certificate therefore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.


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         SECTION 3. TRANSFER OF SHARES. -- The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by who they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         SECTION 4. STOCKHOLDERS RECORD DATE. -- In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the day of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 5. DIVIDENDS. -- Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

         SECTION 6. SEAL. -- The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


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         SECTION 7. FISCAL YEAR. -- The fiscal year of the corporation shall end
December 31.

         SECTION 8. CHECKS -- All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         SECTION 9. NOTICE AND WAIVER OF NOTICE -- Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.


ARTICLE VI - CLOSE CORPORATIONS: MANAGEMENT BY SHAREHOLDERS

         If the certificate of incorporation of the corporation states that the business and affairs of the corporation shall be managed by the shareholders of the corporation rather than by a board of directors, then, whenever the context so requires the shareholders of the corporation shall be deemed the directors of the corporation for purposes of applying any provision of these by-laws.


                            ARTICLE VII - AMENDMENTS

         These By-Laws may be altered and repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.


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                            UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                                    KBSG INC.

         WE, THE UNDERSIGNED, being all the members of the Board of Directors of KBSG INC., a Delaware corporation (the "Corporation"), do, by means of this Unanimous Written Consent of the Board of Directors, hereby adopt the following resolutions:

                  RESOLVED, that the exchange (the "Transaction") with Entertainment Communications Inc. ("Entercom") of the assets of the Corporation's Seattle radio stations, KBSG AM/FM and KNDD-FM for the assets of New York radio station, WAXQ-FM to be acquired by Entercom from GAF Broadcasting Company, Inc. ("GAF") for purposes of consummating the Transaction, be, and the same hereby is, in all respects, authorized and approved, and

                  FURTHER RESOLVED, that the execution and delivery by the officers of the Corporation of definitive agreements with Entercom and GAF with respect to the Transaction, upon the terms set forth in the preceding resolution and such other terms and conditions as such officer or officers executing the same shall have approved, such approval to be conclusively evidenced by their execution thereof, be, and the same hereby is, ratified and approved, in all respects; and

                  FURTHER RESOLVED, that the officers of the Corporation be, and each of them acting alone hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and deliver any and all other agreements, documents or certificates, and to do or cause to be done all such further acts and things, as such officer or officers deem necessary, appropriate or advisable in connection with the Transaction and in order to carry out the purposes and intents of the foregoing resolutions; that the authority of such officer or officers to act under these resolutions shall be conclusively evidenced by their so acting; and that any and all such actions heretofore taken on behalf of the Corporation in such respects in connection with the Transaction are hereby ratified, approved and confirmed as the act and deed of the Corporation.

Dated: March 27, 1996

/s/ Philippe P. Dauman                        /s/ George S. Smith, Jr.
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Philippe P. Dauman                            George S. Smith, Jr.


                               /s/ Edward Horowitz
                       ----------------------------------
                                 Edward Horowitz
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                                                                       EXHIBIT A


                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                               ADOPTED MAY 23,1996


         RESOLVED, that the project by the New York City Industrial Development agency (the "Agency") for Viacom Inc. ("Viacom" or the "Company") and certain of its affiliates, consisting of the renovation and improving from time to time of leased space in the buildings located at 1515 Broadway, New York, New York, 1633 Broadway, New York, New York and 1230 Avenue of the Americas, New York, New York (collectively, the "Properties"), and the acquisition (by purchase, lease or license), installation and maintenance from time to time of furniture, machinery, equipment and certain other tangible personal property for use therein at the Properties and other approved locations within the City of New York, all for use by Viacom and certain affiliates in the entertainment, publishing and communications operations of Viacom and certain Viacom affiliates (the "Project"), be, and the same hereby is, authorized and approved; and

         FURTHER RESOLVED, the officers of the Company and its subsidiaries be, and each of them acting alone hereby is, authorized and directed, in the name and on behalf of the Company or such subsidiary, to enter into and deliver the following agreements (collectively, the "Agreements"), each in substantially the form of the most current draft thereof, with such additions, deletions or modifications thereto, as such officer or officers may approve, such approval to be conclusively evidenced by their execution thereof: (1) Project Agreement (Fifth Draft), by and between the Agency and the Obligors, as such term is defined therein; (2) Amended and Restated Lease Agreement (1515) (Fifth Draft), by and between the Agency and the Lessees, as such term is defined therein; (3) Amended and Restated Lease Agreement (1633) (First Draft), by and between the Agency and the Lessees, as such term is defined therein; (4) Amended and Restated Lease Agreement (1230) (First Draft), by and between the Agency and the Lessees, as such term is defined therein; (5) Lease Agreement (Equipment Project) (Second Draft), by and between the Agency and the Equipment Lessees, as such term is defined therein; (6) Indenture of Trust (Third Draft), as supplemented by the four Bond Supplemental Indentures of Trust (Second Drafts), between the Agency and United States Trust Company of New York, as Trustee (the "Trustee"); (7) Four Letters of Representation and Indemnity Agreements from Viacom, International and the Lessees, as such term is defined therein to the Agency, Trustee and Viacom IDA Inc. as Bond Purchaser; (8) Letter of Authorization for Sales Tax Exemption from the Agency to the Company and each of the Viacom Entities, as such term is defined therein; and

         FURTHER RESOLVED, that the issuance by the Agency, from time to time, of bonds in multiple series (the "Bonds"), in an aggregate principal amount not to exceed $292 million to finance the costs of the Project, the terms of each such series of Bonds to be determined as set forth in the Indenture of Trust and related Certificates of Determination of the Agency with respect to each such series of Bonds, be and the same hereby is approved, such approval to be conclusively evidenced by the execution and delivery of such Letters of Representation and Indemnity Agreements; and

         FURTHER RESOLVED, that the officers of the Company and its subsidiaries be, and each of them acting alone hereby is, authorized and directed, in the name and on behalf of the Company or such subsidiary, to execute and deliver any and all agreements, documents and certificates, and to do or cause to be done all such further acts and things, as such officer or officers deem necessary, appropriate or advisable in connection with the Agreements and in order to carry out the purposes and intent of the foregoing resolutions; that the authority of such officer or officers to act under these resolutions shall be conclusively evidenced by their so acting, and that any and all actions heretofore taken on behalf of the Company or its subsidiaries with respect to the financing of the renovation, improving, acquisition, leasing, installation and maintenance of the Project and all matters related thereto, are hereby ratified, approved and confirmed as the act and deed of the Company or such subsidiary.

                            UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                                    KBSG INC.

         WE, THE UNDERSIGNED, being all the members of the Board of Directors of KGSB INC., a Delaware corporation (the "Corporation"), do, by means of this Unanimous Written Consent of the Board of Directors, hereby ratify, confirm and approve the resolutions with respect to the project by the New York City Industrial Development agency (the "Agency") for Viacom Inc. ("Viacom" or the "Company") and certain of its affiliates in the form attached hereto with the same force and effect as if such resolutions were adopted at a meeting of the Board of Directors duly called and held for the purpose.

Dated: May 23, 1996

/s/ Philippe P. Dauman                        /s/ George S. Smith, Jr.
----------------------------------            ----------------------------------
Philippe P. Dauman                            George S. Smith, Jr.


                             /s/ Edward D. Horowitz
                       ----------------------------------
                               Edward D. Horowitz